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                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated May 29, 1997 and June 3, 1997 included in this Form 8-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20991 and File No. 333-20999) and Forms S-8 (File No. 333-14243 and File No.
333-28427).

                                                    ARTHUR ANDERSEN LLP
Philadelphia, Pa.,
   June 6, 1997